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                                                                   Exhibit 10.12

                         GENEVA ACQUISITION CORPORATION
                          ONE BOSTON PLACE - SUITE 3630
                           BOSTON, MASSACHUSETTS 02108

                                  June 16, 2006

Danbury Management Company, LLC
One Boston Place, Suite 3630
Boston, Massachusetts 02108

Dear Mr. Rousseau

     The purpose of this letter is to set forth certain understandings regarding your advance of $75,000 (the "ADVANCE") to Geneva Acquisition Corporation, a Delaware corporation (the "COMPANY"), to pay for certain fees, costs and expenses in connection with the Company's initial public offering (the "OFFERING"). Such Advance shall be subject to the following conditions:

     1. Amounts constituting the Advance shall be used by the Company to pay for a portion of the fees, costs and expenses relating to the SEC registration fee, NASD registration fee, American Stock Exchange listing fee, printing costs and legal fees and expenses in connection with the Offering.

     2. No interest shall accrue on the unpaid principal balance of the Advance.

     3. The Advance will be payable by the Company on the earlier of (i) May 31, 2007 and (ii) the consummation of the Offering.

     4.   The Advance will be repaid out of the proceeds of the Offering.

     5. The Company hereby represents and warrants that: (i) it is a corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware; (ii) it has the requisite power and authority to enter into, execute, deliver and perform the terms hereof; (iii) its execution, delivery and performance hereof (A) has been duly authorized by all proper and necessary corporate action, (B) will not violate or conflict with any of its organizational documents, any material agreement binding upon it or any law, regulation or order applicable to it, or (C) require consent or approval of any Person which has not been obtained or which could not reasonably be expected to prevent or delay it from performing its obligations hereunder; and
          (iv) this letter is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable

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          bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors rights generally and by equitable principles

     6. This letter shall be binding upon the Company, its successors and assigns and shall inure to your benefit and the benefit of your heirs. successors and assigns; provided, however, that the Company shall not assign its obligations hereunder without your prior written consent.

     7. This letter may be executed in any number of counterparts, each of which together shall constitute one and the same instrument.

     8. THIS LETTER SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES

     Please indicate your agreement with the foregoing by executing a copy of this letter in the space provided and returning it to us as soon as possible.

                                        Very truly yours,

                                        GENEVA ACQUISITION CORPORATION


                                        By: /s/ James McGrath, President
                                            ------------------------------------
                                            James McGrath, President

ACCEPTED AND AGREED
this 16th day of June, 2006

DANBURY MANAGEMENT COMPANY, LLC


By: /s/ John F. Rousseau, Jr., Manager
    ---------------------------------
    John F. Rousseau, Jr., Manager